Exhibit 99.9

PRELIMINARY dRAFT

FOR THE SPECIAL MEETING OF LIVE OAK ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [●] and [●] (the “Proxies”), and each of them independently, with the full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders (the “special meeting”) of Live Oak Acquisition Corp., a Delaware corporation (“Live Oak”) to be held on [●], 2020 at 10:00 a.m., Eastern time, virtually via live webcast at https://www.cstproxy.com/liveoakacq/sm2020, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2 (including each of the sub-proposals), 3, 4, 5, 6 AND 7.

The proxy statement is available at https://www.cstproxy.com/liveoakacq/sm2020. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

LIVE OAK ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 (including each of the sub-proposals) , 3, 4, 5, 6 AND 7.	Please martk vote as indicated in this ☒ example

(1)	The Business Combination Proposal – To consider and vote upon a proposal to approve and adopt the merger agreement, dated as of October 3, 2020 (as may be amended from time to time, the “Merger Agreement”), by and among Live Oak, Green Merger Corp., a Georgia corporation and a wholly-owned subsidiary of Live Oak (“Merger Sub”), Meredian Holdings Group, Inc., doing business as Danimer Scientific, a Georgia corporation (the “Danimer”), Live Oak Sponsor Partners, LLC, as representative for Live Oak, for certain purposes described in the Merger Agreement, and John A. Dowdy, Jr., as representative of the shareholders of Danimer for certain purposes described in the Merger Agreement, and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Danimer, with Danimer surviving the merger and becoming a wholly-owned direct subsidiary of Live Oak (collectively with the other transactions described in the Merger Agreement, the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Charter Amendment Proposal – To consider and vote upon a proposal to approve the following material differences between the proposed fourth amended and restated certificate of incorporation of Live Oak that will be in effect upon the closing of the Business Combination and Live Oak’s current certificate of incorporation:

(a)	To change Live Oak’s name to “Danimer Scientific, Inc.;”	FOR ☐	AGAINST ☐	ABSTAIN ☐
(b)	To revise Live Oak’s purpose;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(c)	To increase the authorized shares of Live Oak’s Class A Common Stock, par value $0.0001 per share to 200,000,000 and Live Oak’s preferred stock to 10,000,000;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(d)	To remove the business combination requirements;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(e)	To revise the choice of forum provisions;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(f)	To add the supermajority voting provisions;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(g)	To remove the provision renouncing the corporate opportunity doctrine;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(h)	To remove the provisions providing for a classified board of directors;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(i)	To approve all other changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)

The Election of Directors Proposal – To consider and vote upon a proposal to elect, effective at the Closing, eight directors to serve on our board of directors until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified.

Nominees:

01 Stephen E. Croskrey

02 John P. Amboian

03 Richard J. Hendrix

04 Christy Basco

05 Philip Gregory Calhoun

06 Gregory Hunt

07 Dr. Isao Noda

08 Stuart Pratt

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below.

	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

(4)

The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of the New York Stock Exchange’s (“NYSE”) Listed Company Manual:

•     the issuance of more than 20% of Live Oak’s Class A Common Stock in connection with the Business Combination, including, without limitation, to the investors in the PIPE (as defined in thevp proxy statement, prospectus and information statement); and

•     the issuance of shares of Live Oak’s Class A Common Stock to a Related Party (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The Equity Incentive Plan Proposal – To consider and vote upon a proposal to approve and adopt the equity incentive award plan established to be effective after the Closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Employee Stock Purchase Plan Proposal – To consider and vote upon a proposal approve and adopt the employee stock purchase plan established to be effective after the Closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The Adjournment Proposal – To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: _____________________________________ , 2020

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST Proposal No. 2. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3, 4, 5, 6 and 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.